Exhibit 23

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)





March 21, 2002


To Whom It May Concern:

I have issued my report dated March 21, 2002, accompanying the financial statements of Big Equipment Services, Inc. on Form 10-KSB for the period of February 14, 2000 (inception date) through December 31, 2001. I hereby consent to the incorporation by reference of said report in the Annual Report of Big Equipment Services, Inc. on Form 10-KSB (File No. 000-33417).

Signed,

/s/ Brad Beckstead
----------------------
G. Brad Beckstead, CPA